Exhibit 99.2

INFINITY RESOURCES HOLDINGS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2013

	Historical		Pro Forma		Pro Forma
	Infinity	Quest	Adjustments		Combined
	(Unaudited)	(Unaudited)			(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$192,500	$1,956,380			$2,148,880
Accounts receivable, less allowance for doubtful accounts	165,627	21,137,809	(2,802,413	) (1)	18,501,023
Inventory	3,405	—			3,405
Prepaid expenses and other assets	30,259	481,165			511,424

Total current assets	391,791	23,575,354	(2,802,413)		21,164,732
Property and equipment, net	133,388	657,103			790,491
Intangible assets	128,800	1,321,366	75,597,507	(1)	77,047,673
Investment in Quest Resource Management Group, LLC	3,826,566	—	(3,826,566	) (2)	—
Prepaid income taxes	5,440	—			5,440
Security deposits and other assets	133,467	119,513			252,980

Total assets	$4,619,452	$25,673,336	$68,968,528		$99,261,316

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$457,801	18,525,579			18,983,380
Accrued liabilities	881,682	480,524	(34,500	) (3)	1,327,706
Line of credit		2,250,000			2,250,000
Deferred revenue	295,816	12,327			308,143
Long term debt and capital lease obligations—current portion	33,557	—			33,557
Convertible notes payable—short term	25,000	—			25,000

Total current liabilities	1,693,856	21,268,430	(34,500)		22,927,786
Long term senior secured convertible note—related party net of discount of $1,893,079 as of June 30, 2013	1,106,921	—	(3,000,000	) (3)	—
			1,893,079	(3)
Long term secured convertible notes—related party net of discount of $5,500,000	—	—	22,000,000	(1)	16,500,000
			(5,500,000	) (4)

Total liabilities	2,800,777	21,268,430	15,358,579		39,427,786

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued or outstanding as of June 30, 2013	—				—
Common stock, $0.001 par value, 100,000,000 shares authorized, 65,424,851 and 95,807,448 shares issued and outstanding historical and proforma, respectively	65,425		22,000	(1)	95,807
			8,382	(3)
Additional paid-in capital	55,086,429		54,978,000	(1)	118,590,547
			3,026,118	(3)
			5,500,000	(4)
Accumulated deficit	(53,333,179)		(3,626,566	) (1)	(58,852,824)
			(1,893,079	) (3)
Total members’ net equity		4,404,906	(4,404,906	) (1)	—

Total stockholders’ equity	1,818,675	4,404,906	53,609,949		59,833,530

Total liabilities and stockholders’ equity	$4,619,452	$25,673,336	$68,968,528		$99,261,316

See the accompanying notes to the unaudited pro forma financial statements

INFINITY RESOURCES HOLDINGS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

	Historical		Pro Forma		Pro Forma
	Infinity	Quest	Adjustments		Combined
Revenues	$715,502	$62,904,852	$—		$63,620,354
Cost of revenue	148,321	57,035,444	—		57,183,765

Gross profit	567,181	5,869,408	—		6,436,589

Operating expenses:
Selling, general and administrative	4,657,533	4,477,595	(193,879	) (3)	8,941,249
Depreciation and amortization	29,793	185,835	1,817,000	(6)	2,032,628
Impairment of goodwill	—	—	3,626,566	(5)	3,626,566

Total operating expenses	4,687,326	4,663,430	5,249,687		14,600,443

Operating income (loss)	(4,120,145)	1,205,978	(5,249,687)		(8,163,854)

Other expense:
Interest expense	(600,634)	(48,076)	(770,000	) (1)	(1,418,710)
Financing cost for secured convertible note—related party	—	—	(916,667	) (4)	(916,667)
Financing cost for senior secured convertible note—related party	(1,465,000)	—	—		(1,465,000)

Total other expense, net	(2,065,634)	(48,076)	(1,686,667)		(3,800,377)

Income (loss) before taxes and equity income	(6,185,779)	1,157,902	(6,936,354)		(11,964,231)
Equity in Quest Resource Management Group, LLC income	578,951	—	(578,951	) (2)	—

Loss before taxes	(5,606,828)	1,157,902	(7,515,305)		(11,964,231)
Income tax expense (benefit)	—	—	—		—

Net Income (loss)	$(5,606,828)	$1,157,902	$(7,515,305)		$(11,964,231)

Net loss applicable to common stockholders	$(5,606,828)				$(11,964,231)

Net loss per share
Basic and Diluted	$(0.09)				$(0.14)

Weighted average number of common shares outstanding
Basic and Diluted	61,670,008				83,670,008

See the accompanying notes to the unaudited pro forma financial statements

INFINITY RESOURCES HOLDINGS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	Historical		Pro Forma		Pro Forma
	Infinity	Quest	Adjustments		Combined
Revenues	$1,145,637	$130,621,675	$—		$131,767,312
Cost of revenue	36,021	117,687,336	—		117,723,357

Gross profit	1,109,616	12,934,339	—		14,043,955

Operating expenses:
Selling, general and administrative	6,848,782	8,553,856	(486,720	) (3)	14,915,918
Depreciation and amortization	68,576	375,100	3,634,000	(6)	4,077,676
Loss on sale of assets	406	—	—		406
Impairment of goodwill	17,636,569	—	3,626,566	(5)	21,263,135

Total operating expenses	24,554,333	8,928,956	6,773,846		40,257,135

Operating income (loss)	(23,444,717)	4,005,383	(6,773,846)		(26,213,180)

Other expense:
Interest expense	(996,924)	(121,595)	(1,540,000	) (1)	(2,658,519)
Valuation expense—common stock warrants	(1,490,812)	—	—		(1,490,812)
Financing cost for secured convertible note—related party	—	—	(1,833,333	) (4)	(1,833,333)
Financing cost for senior secured convertible note—related party	(17,242,526)	—	—		(17,242,526)

Total other expense, net	(19,730,262)	(121,595)	(3,373,333)		(23,225,190)

Income (loss) before taxes and equity income	(43,174,979)	3,883,788	(10,147,179)		(49,438,370)
Equity in Quest Resource Management Group, LLC income	1,964,540	—	(1,964,540	) (2)	—

Income (loss) before taxes	(41,210,439)	3,883,788	(12,111,719)		(49,438,370)
Income tax expense (benefit)	941,054	—	—		941,054

Net income (loss)	$(42,151,493)	$3,883,788	$(12,111,719)		$(50,379,424)

Net loss applicable to common stockholders	$(42,151,493)				$(50,379,424)

Net loss per share
Basic and Diluted	$(0.74)				$(0.64)

Weighted average number of common shares outstanding
Basic and Diluted	56,988,497				78,988,497

See the accompanying notes to the unaudited pro forma financial statements

INFINITY RESOURCES HOLDINGS CORP.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE – BASIS OF PRESENTATION

Securities Purchase Agreement – On July 16, 2013, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with QRG, pursuant to which we acquired all of the issued and outstanding membership interests of Quest Resource Management Group, LLC (“Quest”), held by QRG, comprising 50% of the membership interests of Quest (the “Quest Interests”). Earth911 has held the remaining 50% of the membership interests of Quest for several years. Concurrently with the execution of the Securities Purchase Agreement, we assigned the Quest Interests to Earth911 so that Earth911 now holds 100% of the issued and outstanding membership interests of Quest. Quest engages in the business of recycling management for large and mid-size corporations in the automotive aftermarket, fleet, municipal, food service, hospitality, retail, office building, construction, hospital, and manufacturing industries.

The purchase price for the Quest Interests consisted of the following: (i) 12,000,000 shares of our common stock issued to Brian Dick, a 50% owner of QRG and Chief Executive Officer of Quest; (ii) 10,000,000 shares of our common stock issued to Jeff Forte, a 50% owner of QRG and President of Quest; (iii) a convertible secured promissory note in the principal amount of $11,000,000 payable to Mr. Dick; and (iv) a convertible secured promissory note in the principal amount of $11,000,000 payable to Mr. Forte. The convertible secured promissory notes issued to each of Messrs. Dick and Forte (collectively, the “Notes”) are each secured by a first-priority security interest in a 25% membership interest held by Earth911 in Quest (comprising a total of 50% of the membership interests of Quest) (the “Collateral”), as set forth in security and membership interest pledge agreements, by and between Earth911 and each of Messrs. Dick and Forte (collectively, the “Security Agreements”). The Securities Purchase Agreement provides that the Audit Committee of our Board of Directors has the sole authority and discretion to authorize payments due and owing under the Notes and to take any actions and make all decisions related to the Notes and the Security Agreements, and requires that we (a) deposit in escrow the total interest for the following month from our initial cash receipts from any source, including, without limitation, receivables, loans, sale of assets, or sale of securities, and (b) maintain a reserve of $1.5 million under our line of credit at all times to be used to make interest payments on the Notes, as determined in the sole discretion of the Audit Committee of our Board of Directors.

Subsequent to the consummation of the transaction, the financial statements of Quest will be consolidated with the financial statements of the combined company and the assets and liabilities of Quest will be accounted for as required under the purchase method of accounting. The results of operations of Quest will be included in the consolidated financial statements from the closing date of acquisition.

The Securities Purchase Agreement provides that QRG and Messrs. Dick and Forte may not engage or become financially interested in any Competitive Business within the Restricted Territory (each as defined in the Securities Purchase Agreement) for a period of five years. The Securities Purchase Agreement also provides restrictions with respect to customers of Quest and non-solicitation of employees of Quest for a period of five years. The Securities Purchase Agreement further provides that if there is an event of default on the Notes, QRG and Messrs. Dick and Forte may compete with us and solicit customers, provided that they resign from all positions held with us.

Stockbridge Convertible Note—On July 16, 2013, Stockbridge elected to convert the Convertible Note of $3,000,000 in principal and $34,500 of accrued interest into 8,382,597 shares of our common stock.

Presentation - The accompanying pro forma condensed consolidated financial statements are unaudited and illustrate the effect of the Quest acquisition and the conversion of the Stockbridge note (“Pro Forma”) to Infinity. The pro forma condensed balance sheet as of June 30, 2013 is based on the historical balance sheets of Infinity and Quest as of that date and assumes the acquisition took place on that date. The pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 and the year ended December 31, 2012 are based on the historical statements of operations of Infinity and Quest for those periods. The pro forma condensed consolidated statements of operations assume the acquisition took place on the first day of the respective periods, January 1, 2013 and January 1, 2012.

INFINITY RESOURCES HOLDINGS CORP.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The pro forma condensed consolidated financial statements may not be indicative of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management’s current estimate of the allocation of the purchase price, the actual allocation of which may differ. The accompanying pro forma condensed financial statements should be read in connection with the historical financial statements of Infinity and Quest, including the related notes and other financial information included in the filing.

NOTE 2—PRO FORMA ADJUSTMENTS

The pro forma adjustments to the unaudited condensed consolidated balance sheet are as follows:

(1) Pro forma adjustment (1) represents the purchase of a 50% member interest in Quest Resource Management Group and the valuation allocations and adjustments for (i) the 50% member interest purchased and (ii) the step up of the 50% member interest already held Earth911, Inc. to fair value. These pro forma adjustments included a net impairment loss for the amount the pro forma carrying value of goodwill exceeded the fair value. The purchase consideration consisted of 22,000,000 shares of Infinity common stock and two secured convertible notes totaling $22,000,000, which bear a 7% annual interest rate and mature July 16, 2016. The holders of the senior convertible notes may elect to convert the notes and any accrued interest at $2.00 per share into Infinity common stock. The shares of Infinity common stock issued were valued at $2.50 per share on the closing date of July 16, 2013.

(2) Pro forma adjustment (2) represents the elimination of Earth911’s previous 50% investment in Quest

(3) Pro forma adjustment (3) represents the conversion of $3,000,000 of principal and $34,500 of accrued interest for the related party, senior secured convertible notes payable to Stockbridge on July 16, 2013 into 8,382,597 shares of Infinity common stock, and the write off of the $1,893,079 outstanding discount.

(4) Pro forma adjustment (4) represents the valuation of the beneficial conversion feature of the two secured convertible notes totaling $22,000,000, which are convertible into shares of Infinity common stock at $2.00 per share.

The pro forma adjustments to the unaudited condensed consolidated statement of operations are as follows:

(1) Pro forma adjustment (1) represents the interest expense for the $22,000,000 convertible secured promissory notes, at an annual interest rate of 7% for the period presented.

(2) Pro forma adjustment (2) represents the elimination of Earth911’s previous 50% equity income from Quest.

(3) Pro forma adjustment (3) represents a reversal of the Quest member management bonus for the periods presented.

(4) Pro forma adjustment (4) represents the six month and twelve month amortization of the discount on the notes assuming a start date of January 1, 2013 and January 1, 2012, respectively.

(5) Pro forma adjustment (5) represents the amount the pro forma carrying value of goodwill exceeded the fair value.

(6) Pro forma adjustment (6) represents the amount for six and twelve months of amortization of trademarks, customer relationships and non-compete agreements, beginning January 1, 2013 and January 1, 2012, respectively.

INFINITY RESOURCES HOLDINGS CORP.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The pro forma operating adjustments do not include any effect for the conversion of the Stockbridge Note as that is not deemed to be central to the acquisition of Quest. There is also no pro forma income tax accrual presented on the earnings of Quest as those earnings would have been offset by losses in Infinity Resources.

NOTE 3—PRO FORMA NET LOSS PER COMMON SHARE

The unaudited pro forma basic and diluted net loss per share are based on the assumption that the number of shares of Infinity common stock issued in connection with the Quest acquisition were outstanding at the inception of the respective operating statements.